Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 000-22026) of Rent-Way, Inc. of our report dated June 23, 2005 relating to the 2004 financial statements and supplemental schedule of Rent-Way, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ Malin, Bergquist & Company, LLP

Erie, Pennsylvania
June 27, 2005